Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Select Sector SPDR Trust


In planning and performing our audit of the
 financial statements of the portfolios
comprising The Select Sector SPDR Trust
(the Trust) as of and for the year ended
 September 30, 2005, in accordance with
 the standards of the Public Company
 Accounting Oversight Board (United States), we considered the Trusts internal control over financial reporting, including controls for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the Trusts internal control over financial reporting as of September 30, 2005.

The management of the Trust is responsible for establishing and maintaining internal control over financial reporting.
  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Such
internal control over financial reporting
 includes policies and procedures that
provide reasonable assurance regarding
 prevention or timely detection of
unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design
 or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted
accounting principles such that there
 is more than a remote likelihood that
 a misstatement of the companys annual
 or interim financial statements that is
 more than inconsequential will not be
prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal
 control over financial reporting would
not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
 Accounting Oversight Board (United States).
  However, during our audit of the financial statements of the Trust as of and for the year ended September 30, 2005, we noted no deficiencies in the Trusts internal control over financial reporting, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of September 30, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of The Select Sector SPDR Trust and the
 Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
November 14, 2005

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